Exhibit 99.4

BILI Social Strengthens Corporate Governance with Appointment of Independent Directors and Formation of Board Committees

NEWARK, US and TORONTO, CANADA / June 11, 2026 / OTCID: AGGID — BILI Social International, Inc., (OTCID: AGGID) today announced the appointment of three independent directors to its Board of Directors and the formation of key board committees, advancing the company’s governance infrastructure as part of its planned Nasdaq uplisting strategy.

The newly appointed independent directors bring extensive experience across capital markets, institutional investment, governance, media, and brand development.

The appointments include:

•	Robert Fotheringham — Former Senior Vice President at TMX Group with more than thirty years of experience in capital markets, institutional investment, governance, and public company advisory. Fotheringham’s deep familiarity with Canadian North American exchange infrastructure makes him a direct asset to BILI Social’s Nasdaq uplisting path.

•	Joe Jiao — Investment and asset management executive with over twenty-five years of experience guiding portfolio companies through growth stages, capital raises and public market transactions. Jiao brings institutional credibility and hands-on public company experience directly relevant to BILI Social's capital markets strategy.

•	Henoc Muamba — Grey Cup MVP, former CFL and NFL linebacker, broadcaster, and entrepreneur. Muamba has built a post-sport career at the intersection of media, brand partnerships and community influence, making him one of the most strategically relevant voices BILI Social could add to its board. As a working practitioner of the creator economy, Muamba brings firsthand understanding of what authentic audience engagement looks like and what brands actually need to earn it.

In connection with these appointments, BILI Social is advancing the formation of independent board committees, including:

•	Audit Committee
•	Compensation Committee
•	Corporate Governance and Nominating Committee

The committees are structured to meet Nasdaq listing standards, bringing BILI Social’s governance framework in line with institutional expectations ahead of the company’s planned uplisting.

“These appointments represent an important milestone as we continue strengthening our corporate governance framework and public company infrastructure,” said Adrian Capobianco, Chief Executive Officer of BILI Social International, Inc. “We are building an experienced and independent board capable of supporting the company’s long-term growth strategy, governance standards, and capital markets initiatives, and these three directors bring exactly the depth and diversity of expertise we need as we position the business for the next stage of expansion.”

The additions bring BILI Social’s board structure in line with Nasdaq listing requirements and position the company for its next phase of institutional growth as it continues expanding its AI-powered creator commerce platform across North America and global markets.

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About BILI Social International

BILI Social International operates an AI-driven creator commerce and social marketing platform positioned at the intersection of AI, creator monetization, and social commerce. Through its BILI Base™, BILI Boost™, and BILI Boost+™ platforms, the Company connects brands and creators through AI-powered campaign optimization, social commerce infrastructure, and creator-driven marketing solutions.

For more information visit:

www.becauseiloveit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future growth, Nasdaq uplisting initiatives, trading symbol changes, strategic positioning, and business expansion. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied. The Company undertakes no obligation to update forward-looking statements except as required by law.

Media Inquiries Contact:

Wendy Bairos

Communications Lead, BILI

Wendy@becauseiloveit.com

Investor Relations

Phone(888) 458-2545

IR@becauseiloveit.com

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